Exhibit 99.1

Astea Reports First Quarter 2016 Results

HORSHAM, Pa., May 16, 2016 /PRNewswire/ -- Astea International Inc. (OTCQB: ATEA), a global provider of service management and mobile workforce solutions, today announced financial results for the quarter ended March 31, 2016.

For the quarter ended March 31, 2016, Astea reported revenues of $5.3 million compared to revenues of $5.9 million for the same period in 2015. Net loss for the first quarter was $0.7 million or ($0.23) per share, compared to a net loss of $0.8 million or ($0.26) per share for the same period in 2015. Software license revenues were $0.8 million, compared to $1.1 million for the same period in 2015. Subscription revenues were $0.5 million compared to $0.3 million for the same period in 2015. Service and maintenance revenues were $4.0 million compared to revenues of $4.5 million for the same period in 2015.

Adjusted EBITDA was ($0.4) million for the quarter ended March 31, 2015 compared to $0.5 million for the same period in 2015. This measure eliminates the variation in operating results that occur from accounting rules related to the deferral of hosting and implementation fees on hosted customers as well as the rules related to the capitalization and amortization of development costs. The details of Adjusted EBITDA are reported in the financial tables below.

"This quarter we attained an impressive set of new customers, starting off 2016 with strong momentum. Some of our notable new customers include a leading international industrial and specialty gas, and gas handling equipment manufacturer that selected our cloud solution to improve resource utilization and implement best practices to drive operational efficiencies; a premier service provider for refrigeration and air conditioning equipment in North America, will be leveraging our cloud solution to eliminate redundant and manual processes, optimize scheduling to reduce costs, improve first time resolution rates and ultimately elevate customer satisfaction levels; a leading IT services company in North America selected Astea's cloud service suite to improve overall customer experience and increase technician productivity; and a major European IT services provider chose Astea's cloud solution based on our differentiated ITIL (IT Infrastructure Library) and Professional Services Automation capabilities to optimize and synchronize their service processes on a unified, end-to-end service management platform," stated Zack Bergreen, CEO of Astea International.

"We are very excited about our recent partnership announcement with Cumulocity, the global leading provider of 'Internet-of-Things' (IoT) software and solutions. With this integrated solution, enterprise service organizations will be able to take advantage of real-time information provided by assets in the field in ways that will improve service, reduce costs, and create new service revenue opportunities and differentiated offerings," stated Mr. Bergreen. "Our ongoing commitment to innovation was also reaffirmed by Astea successfully achieving the Microsoft Gold Independent Software Vendor (ISV) Competency for the eleventh consecutive year. This achievement demonstrates our 'best-in-class' ability and commitment to meet our customers' evolving needs in today's dynamic business environment and distinguishing ourselves within the top 1 percent of Microsoft's partner ecosystem."

Outlook

Mr. Bergreen concluded, "We had many customers successfully go live this quarter with a combination of both new implementations as well as upgrades to existing deployments. Additionally, many customers who are in the process of implementing Astea software are expected to generate additional license sales after they go live. It is this visibility that allows us to look for continued progress as we move forward through 2016."

Astea will host a conference call that will be broadcast live over the Internet on May 20, 2016 at 4:30pm ET to discuss the Company's first quarter financial results. The conference call, which usually occurs the same day quarterly results are released, has been pushed back to May 20, because Mr. Bergreen is visiting other Company offices and customers and will return for the call. Investors can access the call from the Company's Web site at http://www.astea.com/en/About-Us/Investors/page.aspx. To listen to the live call via the telephone, please call 1-800-862-9098. For calls from outside North America, please dial 1-785-424-1051. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Astea International

Astea International is a global provider of software solutions that offer all the cornerstones of service lifecycle management, including customer management, service management, asset management, forward and reverse logistics management and mobile workforce management and optimization. Astea's solutions link processes, people, parts, and data to empower companies and provide the agility they need to achieve sustainable value in less time, and successfully compete in a global economy. Since 1979, Astea has been helping more than 600 companies drive even higher levels of customer satisfaction with faster response times and proactive communication, creating a seamless, consistent and highly personalized experience at every customer relationship touch point.

www.astea.com. Service Smart. Enterprise Proven.

© 2016 Astea International Inc. Astea and Astea Alliance are trademarks of Astea International Inc. All other company and product names contained herein are trademarks of the respective holders.

Forward-looking Statements

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company's control. These and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC), including but not limited to the Company's Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

Use of Non-GAAP Financial Results

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company's earnings release contains Non-GAAP financial measures. The Company's management believes the Non-GAAP financial information provided in this release is useful to investors' understanding and assessment of the Company's on-going core operations and prospects for the future. Management also uses both GAAP and Non-GAAP information in evaluating and operating business internally and as such deemed it important to provide all this information to investors. The Non-GAAP financial measures disclosed by the Company should not be considered in isolation or as a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. Reconciliations between GAAP measures and Non-GAAP measures are provided later in this press release.

Financial Tables Follow

Astea International Inc.
Adjusted EBITDA
($ in '000's)

	Quarter Ended
	3/31/2016 (Unaudited)	3/31/2015 (Unaudited)
Net loss, as reported	(697)	(793)

Add back:
Interest expense	25	42
Income taxes	12	12
Depreciation and amortization	589	1,066

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)	(71)	327

Increase in deferred hosting	142	375
Increase in deferred professional services - hosting	410	185
Capitalized software development costs	(832)	(426)

Adjusted EBITDA	(351)	461

CONTACT: Investor Relations Contact - Rick Etskovitz, Chief Financial Officer, Astea International Inc., 215-682-2500, retskovitz@astea.com